                                                                   Exhibit 99.03

                              [MEDIQUAL LETTERHEAD]


                                __________, 1998


TO: The Holders of Warrants To Purchase MediQual Common Stock ("MediQual Warrants")


                  As you know, MediQual Systems, Inc. ("MediQual") has entered into an Amended and Restated Agreement and Plan of Merger dated as of July 7, 1997, as amended (the "Merger Agreement"), with Cardinal Health, Inc. ("Cardinal") and Hub Merger Corp., a wholly owned subsidiary of Cardinal ("Subcorp"), pursuant to which Subcorp will be merged (the "Merger") with and into MediQual and each outstanding share of MediQual capital stock will be converted into the right to receive a number of Common Shares of Cardinal ("Cardinal Common Shares") as determined pursuant to the share exchange formulas set forth in the Merger Agreement and described in the accompanying Proxy Statement/Prospectus. Capitalized terms used in this letter and not defined herein have the meanings ascribed to such terms in the Merger Agreement.


                   It is a condition to the obligations of Cardinal and Subcorp to complete the Merger that MediQual Warrants to purchase at least 95% of the MediQual Common Stock issuable upon the exercise of all MediQual Warrants outstanding on May 27, 1997, shall have been (a) exercised effective as of or prior to the Effective Time of the Merger, or (b) duly surrendered in exchange for Cardinal Warrants ("Cardinal Warrants") to purchase a number of Cardinal Common Shares equal to the product of (x) the number of shares of MediQual Common Stock issuable upon the exercise of the MediQual Warrants being surrendered and (y) the Common Equivalent Exchange Ratio (as defined in the Merger Agreement and described in the accompanying Proxy Statement/Prospectus under the caption "The Merger Agreement--Merger Consideration"). The Cardinal Warrants will have an exercise price equal to the quotient obtained by dividing the current exercise price of the MediQual Warrants of $0.80 by the Common Equivalent Exchange Ratio. In the event that you would like to exercise your MediQual Warrant prior to the closing of the Merger, you may do so either (i) for cash by using the form of exercise notice attached to the back of the MediQual Warrant, or (ii) on a "net exercise" basis, contingent upon the closing of the Merger. If you would like to choose the contingent net exercise alternative for your Warrant, you should use the Notice of Contingent Net Issue Exercise and Waiver attached as Exhibit A hereto. If you execute and return this form with your MediQual Warrant, your warrant will only be exercised in the event that the Merger is completed, and then contemporaneous with such completion. Cardinal Warrants issued in exchange for

The Holders of Warrants to Purchase MediQual Common Stock
_________, 1998

Page 2

MediQual Warrants will be in the form of the Cardinal Warrant included as Exhibit B to this letter, and a form of Contingent Agreement to Exchange Warrant and Waiver is included as Exhibit C to this letter. Completed forms should be returned promptly to:

                  William C. Price
                  Chief Financial Officer
                  MediQual Systems, Inc.
                  Suite 250
                  1100 West Park Drive
                  Westborough, MA 01581


                  The condition described above will not be satisfied if any holder of a MediQual Warrant who does not exercise or surrender Mediqual Warrants has advised Mediqual, in writing or otherwise, that such holder will not surrender or exercise all of such holder's MediQual Warrants.


                  In addition, MediQual is required under the terms of the Merger Agreement to use all reasonable efforts to cause all holders of MediQual Warrants to exercise all of their MediQual Warrants effective as of or prior to the Effective Time of the Merger. Holders who so exercise their Warrants will receive Cardinal Common Shares in the Merger pursuant to the terms of the Merger Agreement, which provides, among other things, that 6.5% of the Cardinal Common Shares otherwise issuable to MediQual Stockholders in the Merger will be deposited into escrow to secure certain indemnification obligations of the MediQual Stockholders and to provide for the payment of the expenses of Eric A. Kriss as the representative of the MediQual Stockholders. Subject to this escrow requirement, holders of MediQual Warrants who exercise their warrants will receive Cardinal Common Shares in the Merger that will be generally freely tradeable. See "The Merger--Federal Securities Law Consequences" in the Proxy Statement/Prospectus.


                  If you elect to exercise your warrant on a contingent "net exercise" basis, after completion of the Merger, a certificate for Cardinal Common Shares and a check for cash in lieu of any fractional shares will be sent to you at the address you provide in the Notice of Contingent Net
Issue Exercise and Waiver. You will also be notified of the number of Cardinal Common Shares deposited into escrow on your behalf.


                  If you do not exercise your MediQual Warrant prior to the Merger, Cardinal will issue a new Cardinal Warrant in the form of Exhibit B to this letter in exchange for your MediQual Warrant as described above. However, the liquidity of your Cardinal Warrant may be limited. Because there is no public trading market for the Cardinal Warrants, the Cardinal Warrant

The Holders of Warrants to Purchase MediQual Common Stock
_________, 1998

Page 3

issued in exchange for the MediQual Warrants will not be freely tradeable for the first year following the Merger. See "The Merger--Federal Securities Law Consequences" in the accompanying Proxy Statement/Prospectus. In addition, certain of the terms of the Cardinal Warrant you will receive upon exchange will be different from those of your existing MediQual Warrant. Unlike your MediQual Warrant, the form of Cardinal Warrant included as Exhibit B to this letter provides that Cardinal Common Shares are not required to be issued upon exercise of the Cardinal Warrant except (1) pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act") or (2) upon the holder first furnishing to Cardinal an opinion of counsel satisfactory to Cardinal that such issuance is not in violation of the registration requirements of the Securities Act or any applicable state securities law. (Your MediQual Warrant requires such an opinion only in connection with the sale of MediQual Common Stock acquired upon the exercise of your MediQual Warrant.) Since Cardinal is not under any obligation to file, and does not intend to file, a registration statement under the Securities Act covering the issuance of any Cardinal Common Shares upon exercise of the Cardinal Warrants, the Cardinal Warrants will only be exercisable pursuant to an exemption from the registration requirements of the Securities Act, and then only upon the holder of the Cardinal Warrant furnishing to Cardinal an opinion of counsel satisfactory to Cardinal that an exemption from registration is available. Cardinal may waive the requirement for an opinion of counsel at the time of exercise if the availability of an exemption from registration is readily apparent. Generally, Cardinal Common Shares issued upon the exercise of a Cardinal Warrant by the surrender of Cardinal Common Shares having a fair market value equal to the applicable exercise price of the Cardinal Warrant, or by a so-called cashless or net exercise, which is permitted in the form of Cardinal Warrant, may be an exempt security within the meaning of Section 3(a)(9) of the Securities Act and therefore, exempt from the registration requirements of the Securities Act. By virtue of the initial registration of the issuance of the Cardinal Warrants under the Securities Act, Cardinal believes that Cardinal Common Shares issued upon the exercise of a Cardinal Warrant pursuant to the exemption in Section 3(a)(9) of the Securities Act will be freely tradeable, except that Cardinal Common Shares received by persons who are "affiliates" (as such term is defined under the Securities Act) of Cardinal or MediQual prior to the Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act described in the Proxy Statement/Prospectus under the caption "The Merger-Federal Securities Law Consequences."

                  The exercise of a Cardinal Warrant by the payment of the cash exercise price will generally only be exempt if it meets the requirements for the exemption provided in Section 4(2) of

The Holders of Warrants to Purchase MediQual Common Stock
_________, 1998
Page 4



the Securities Act which involves the issuance of Cardinal Common Shares in a transaction not involving a public offering. The availability of this exemption or any other exemption will depend on the facts and circumstances existing at the time of the proposed exercise and there can be no assurance that this exemption will be available at the time a holder of a Cardinal Warrant wishes to exercise, or at all. Any Cardinal Common Shares issued upon the exercise of Cardinal Warrants pursuant to Section 4(2) of the Securities Act will be "restricted securities" within the meaning of Rule 144 under the Act and may not be publicly resold by the holder for a period of one year following the time of exercise of the Cardinal Warrant. Beginning one year after the time of exercise of the Cardinal Warrant, the Cardinal Common Shares acquired upon the exercise of the warrant pursuant to such exemption may be sold subject to the manner of sale and volume limitations of Rule 144 described in "The Merger--Federal Securities Law Consequences" in the Proxy Statement/Prospectus. Holders of MediQual Warrants who exercise all of their MediQual Warrants prior to the Effective Time and, therefore, receive Cardinal Common Shares in the Merger, will not be subject to the foregoing limitations on the exercise of Cardinal Warrants, although 6.5% of these shares will be placed into escrow at the Effective Time.

                  You may elect to exercise your MediQual Warrant for cash, exercise your Warrant on a "net exercise" basis, contingent upon the completion of the Merger, or agree to exchange your Warrant for a Cardinal Warrant, regardless of whether or not you elect to vote or have your vote as a MediQual Stockholder represented at the special meeting of the stockholders of MediQual at which the Merger will be considered, and regardless of whether or not such vote is cast in favor of or against the proposed Merger.

                  To exchange your MediQual Warrant for a Cardinal Warrant, complete the Contingent Agreement to Exchange Warrant included as Exhibit C to this letter and return it, together with your Warrant Certificates to William C. Price at the address set forth above.

                  Holders of MediQual Warrants should consult with their own tax advisors with respect to the tax consequences of exercising their MediQual Warrants or exchanging their MediQual Warrants for Cardinal Warrants. The exercise of MediQual Warrants prior to the Merger, and the issuance of Cardinal Common Shares in the Merger, are expected to be tax-free events to the MediQual Warrant holders. See "Certain Federal Income Tax Consequences" in the accompanying Proxy Statement/ Prospectus. However, holders of MediQual Warrants are cautioned that under current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and current regulations thereunder, the issuance of Cardinal Warrants in exchange for MediQual Warrants may be a taxable transaction, even if the Merger constitutes a tax-free reorganization within the meaning of Section 368 of the Code.

                  If you have any questions relating to your MediQual Warrants, please call Mr. Price at Mediqual at (508) 366-6365, extension 2338. Questions relating to the Cardinal Warrants should be directed to Paul S. Williams, Cardinal's Assistant General Counsel, at (614) 717-7768.

                                      MEDIQUAL SYSTEMS, INC.

                                      By:
                                         --------------------------------

                                      CARDINAL HEALTH, INC.

                                      By:
                                          -------------------------------

The Holders of Warrants to Purchase MediQual Common Stock
_________, 1998
Page 5

                                                                       Exhibit A
                                                                       ---------

               NOTICE OF CONTINGENT NET ISSUE EXERCISE AND WAIVER

MEDIQUAL SYSTEMS, INC.


         The undersigned (the "Warrant Holder") hereby irrevocably (i) elects to exercise in full, by means of net exercise as provided in Section 2(a) of the warrant (the "Warrant") accompanying this Notice of Contingent Net Issue Exercise and Waiver (the "Notice"), the right represented by the Warrant to purchase thereunder shares (the "Issued Shares") of common stock of MediQual Systems, Inc. ("MediQual"), such exercise to be effective immediately prior to and contingent upon the closing of the proposed merger (the "Merger") of MediQual and a wholly-owned subsidiary of Cardinal Health, Inc. ("Cardinal") as contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of July 7, 1997, as amended, by and among MediQual, Cardinal and a wholly-owned subsidiary of Cardinal (the "Merger Agreement"), and (ii) waives the undersigned's rights under Section 9(b) of the Warrant to receive notice of the record date of the meeting of the shareholders of MediQual at which the Merger will be considered. In the event that the Merger does not close prior to March 31, 1998, this Notice shall be deemed null and void and the Warrant shall be promptly returned to the Warrant Holder.


        The Warrant Holder understands that, upon the closing of the Merger, it will receive in lieu of shares of common stock of MediQual that number of Cardinal common shares (determined pursuant to the provisions of the Merger Agreement) otherwise issuable in the Merger in exchange for the MediQual common stock for which the warrant is exercisable MINUS that number of Cardinal common shares equal in value (determined in the same fashion) to the aggregate exercise price of the Warrant.

        The Warrant Holder further understands that, by exercising the Warrant in this manner, approximately six and one half percent (6.5%) of the Cardinal
common shares issuable to the undersigned in exchange for the   Issued Shares
as a result of the Merger (the "Escrowed Shares") will be required pursuant to the Merger Agreement to be deposited into an escrow fund to be held for a period of time not to exceed one year after the completion of the Merger (except to the extent such escrow fund is subject to claims by Cardinal or the MediQual Stockholders Representative appointed pursuant to the Merger Agreement). The Warrant Holder acknowledges that this escrow fund will be used to satisfy certain indemnification obligations of all of the stockholders with respect to representations and warranties regarding MediQual's business made in the Merger Agreement and pay the expenses of Eric A. Kriss as the MediQual Stockholders Representative and that THERE CAN BE NO ASSURANCE THAT ANY OR ALL OF THE ESCROWED SHARES WILL EVER BE RETURNED TO THE WARRANT HOLDER.

        Simultaneously with, or promptly after, the closing of the Merger, please (i) issue a certificate or certificates issued in the name of the Warrant Holder listed below for that number of Cardinal common shares issuable in exchange for the Issued Shares in the Merger (less the Escrowed Shares) as described above, (ii) provide the Warrant Holder with written confirmation of the number of Cardinal common shares held as Escrowed Shares pursuant to the Merger Agreement, and (iii) pay any cash for any fractional share to the Warrant Holder, with all of the foregoing to be sent to the Warrant Holder at the address listed below:

Name:
                    ---------------------------------------------
Address:
                    ---------------------------------------------
Signature*:
                    ---------------------------------------------
Social Security No.:
                    ---------------------------------------------
Date:
                    ---------------------------------------------

*Note: The above signature should correspond exactly with the name(s) on the first page of the Warrant.

                                                                       EXHIBIT B
                                                                       ---------

                                    WARRANT
                                    -------

WARRANT NO. W-__                                                 _____ WARRANTS

                  SHARES ARE NOT REQUIRED TO BE ISSUED UPON EXERCISE
                  OF THIS WARRANT AND ANY SHARES SO ISSUED MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR (ii) UPON FIRST FURNISHING TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH ISSUANCE OR TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE
                  ACT OR ANY APPLICABLE STATE SECURITIES LAW.

                              CARDINAL HEALTH, INC.

         This warrant certificate (the "Warrant Certificate") certifies that, for value received, __________________________ or registered assigns under
Section 8 hereof (the "Holder") is the owner of _____ warrants specified above (the "Warrants") each of which entitles the Holder thereof to purchase one (1) fully paid and nonassessable share of the Common Shares, without par value ("Common Shares"), of Cardinal Health, Inc., a corporation organized under the laws of Ohio (the "Company"), or such other number of shares as may be determined pursuant to an adjustment in accordance with Section 4 hereof, at the price per share set forth in Section 4 hereof, subject to adjustment from time to time pursuant to Section 4 hereof (the "Warrant Price") and subject to the provisions and upon the terms and conditions set forth herein.

         1.       Term of Warrant.
                  ----------------

         Subject to Section 7 hereof, each Warrant is exercisable, at the option of the Holder, at any time during the period commencing on the date hereof and ending at 5:00 p.m. Eastern time on April 27, 2003, or if such date shall, in the State of Ohio, be a holiday or a day on which banks are authorized to close, then 5:00 p.m. Eastern time the next following day which in the State of Ohio is not a holiday or a day on which banks are authorized to close.

         2.       Method of Exercise and Payment; Issuance of New Warrant
                  -------------------------------------------------------
                  Certificate; Contingent Exercise.
                  ---------------------------------

                  (a) Subject to Sections 1 and 7 hereof, each Warrant may be exercised by the Holder hereof by the surrender of this Warrant Certificate (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company and by the payment to the Company of (i) cash or a certified check or a wire transfer in an amount equal to the then applicable Warrant Price multiplied by the number of Common Shares then being purchased or (ii) that number of Common Shares of the Company having a fair market value (as defined below) equal to the then applicable Warrant Price multiplied by the number of Common Shares then being purchased. In the alternative, the Holder hereof may exercise its right to purchase some or all of the Common Shares pursuant to this Warrant Certificate, on a net basis, such that, without the exchange of any funds, the Holder hereof receives that number of Common Shares subscribed to pursuant to this Warrant Certificate less that number of Common Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Warrant Price that would otherwise have been paid by the Holder for the number of Common Shares subscribed to under this Warrant Certificate. Fair market value shall be the daily closing price per share on the last business day prior to the day of exercise. The closing price for each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if on any such date no bids are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If on any such date, no market maker is making a market in the Common Shares, the fair market value of such security on such date shall be determined reasonably and in good faith by the Board of Directors of the Company. If the Common Shares are not publicly held or not so listed or traded, "fair market value" shall mean the fair value per share determined reasonably and in good faith by the Board of Directors of the Company.

                  (b) The Company agrees that the Common Shares so purchased shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of the rights represented by this Warrant Certificate, certificates for the Common Shares so purchased shall be delivered to the Holder hereof within 15 days thereafter and, unless all of the Warrants represented by this Warrant Certificate have been fully exercised or have expired pursuant to
Section 1 hereof, a new Warrant Certificate representing the Common Shares, if any, with respect to which the Warrants represented by this Warrant Certificate shall not then have been exercised, shall also be issued to the Holder hereof within such 15 day period.

         3.       Shares Fully Paid; Reservation of Shares.
                  -----------------------------------------

         All Common Shares which may be issued upon the exercise of the Warrants will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant Certificate, a sufficient number of Common Shares to provide for the exercise of the Warrants.

         4.       Warrant Price; Adjustment of Warrant Price and Number of
                  --------------------------------------------------------
                  Shares.
                  -------

         The Warrant Price shall be $_____ per Common Share, and the Warrant Price and the number of Common Shares purchasable upon exercise of the Warrants shall be subject to adjustment from time to time, as follows:

                  (a) RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of the Warrants, or in case of any consolidation or merger of the Company with or into another corporation or entity, other than a consolidation or merger with another corporation or entity in which the Company is the continuing corporation and which does not result in any reclassification, conversion or change of outstanding securities issuable upon exercise of the Warrants, or in case of any sale of all or substantially all of the assets of the Company, the holder of the Warrants shall thereafter be entitled to receive upon the exercise of the Warrants, in lieu of each Common Share theretofore issuable upon exercise of the Warrants, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, conversion, change, consolidation, or merger by a holder of one Common Share. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers and transfers.

                  (b) SUBDIVISIONS, COMBINATIONS AND STOCK DIVIDENDS. If the Company at any time while this Warrant Certificate is outstanding and unexpired shall subdivide or combine its Common Shares, or shall pay a dividend with respect to Common Shares payable in, or make any other distribution with respect to its Common Shares consisting of, Common Shares, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend or distribution and (ii) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend or distribution.

                  (c) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price pursuant to Section 4(b) hereof, the number of Common Shares purchasable hereunder shall be adjusted, to the next larger whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment and (ii) the denominator of which shall be the Warrant Price immediately thereafter.

         5.       Notice of Adjustments.
                  ---------------------

         Whenever any Warrant Price shall be adjusted pursuant to Section 4 hereof, the Company shall prepare a certificate signed by its chief financial officer or treasurer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of Common Shares then purchasable upon exercise of the Warrants, and shall cause copies of such certificate to be mailed to the Holder hereof at the address specified in Section 9(c) hereof, or at such other address as may be provided to the Company in writing by the Holder hereof.

         6.       Fractional Shares.
                  ------------------

         No fractional Common Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

         7.       Compliance with Securities Act.
                  -------------------------------

         The Holder of this Warrant Certificate, by acceptance hereof, agrees that Common Shares are not required to be issued upon exercise hereby and any shares so issued may not be transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933 (the "Act") or (ii) upon first furnishing to the Company an opinion satisfactory to the Company that such issuance is not in violation of the registration requirements of the Act or applicable state securities laws. This Warrant Certificate and all Common Shares issued upon exercise of the Warrants (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form:

                  SHARES ARE NOT REQUIRED TO BE ISSUED UPON EXERCISE
                  OF THIS WARRANT AND ANY SHARES SO ISSUED MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR (ii) UPON FIRST FURNISHING TO
                  THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO
                  THE COMPANY THAT SUCH ISSUANCE OR TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY APPLICABLE STATE SECURITIES LAW.


         8.       Transfer.
                  ---------

         The Warrants and all rights under this Warrant Certificate are transferable, in whole or in part, at the principal office of the Company by the Holder hereof, in person or by its duly authorized attorney, upon surrender of this Warrant Certificate properly endorsed (with the instrument of transfer form attached hereto as EXHIBIT 2 duly executed). Each Holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate, when endorsed in blank, shall be deemed negotiable as against the Holder; provided, however, that the last Holder of this Warrant Certificate as registered on the books of the Company may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner of the Warrants for any purposes and as the person entitled to exercise the rights represented by this Warrant Certificate or to transfer the Warrants on the books of the Company, any notice to the contrary notwithstanding, unless and until such Holder seeks to transfer registered ownership of the Warrants on the books of the Company and such transfer is effected.

                  9.       Miscellaneous.
                           --------------

                  (a) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, on delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant Certificate, the Company, at its expense, will execute and deliver, in lieu of this Warrant Certificate, a new warrant certificate of like tenor.

                  (b) Notice of Capital Changes. In case:

                            (i) the Company shall declare any dividend or distribution payable to the holders of Common Shares and payable in, or consisting of, Common Shares;

                            (ii) there shall be any capital reorganization or reclassification of the capital of the Company, or consolidation or merger of the Company with or into another corporation or entity, other than a consolidation or merger with another corporation or entity in which the Company is the continuing corporation, or sale of all or substantially all of its assets to, another corporation or business organization; or

                            (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company then, in any one or more of said cases, the Company shall give the Holder hereof written notice of such event, in the manner set forth in Section 9(c), below at the same time notice thereof is provided to the Company's shareholders.

                  (c) NOTICE. All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed, if to the Company, at its principal office to the attention of its General Counsel, and, if to the Holder hereof, at its address as set forth in the Company's books and records or at such other address as the Holder hereof may have provided to the Company pursuant to this Section 9(c).

                  (d) NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate.

                  (e) GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Ohio.

         This Warrant Certificate has been executed as of this _____ day of _____________, 1998.


                                                 CARDINAL HEALTH, INC.

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                        -----------------------
                                                 Title:
                                                         ----------------------

                                    EXHIBIT 1
                                    ---------

                               NOTICE OF EXERCISE
                               ------------------

TO:  CARDINAL HEALTH, INC.

         1. The undersigned hereby elects to purchase ___________________ Common Shares of Cardinal Health, Inc. pursuant to the terms of the attached Warrant.

         2. Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:

                            -------------------------
                                     (Name)

                            -------------------------

                            -------------------------
                                    (Address)

Dated:
                                                  ------------------------------
                                                  Signature

                                    EXHIBIT 2
                                    ---------

                               FORM OF ASSIGNMENT
                               ------------------

         For value received, the undersigned hereby sells, assigns and transfers unto _____________ the rights represented by the within Warrant Certificate to purchase __________ Common Shares of Cardinal Health, Inc. to which the within Warrant Certificate relates and appoints _________ to transfer such rights on the books of Cardinal Health, Inc. with full power of substitution in the premises.

Dated:
      -----------------------                   --------------------------------
                                                Signature

                                                                       Exhibit C
                                                                       ---------

               CONTINGENT AGREEMENT TO EXCHANGE WARRANT AND WAIVER

MEDIQUAL SYSTEMS, INC.


         The undersigned (the "Warrant Holder"), hereby irrevocably (i) agrees with MediQual Systems, Inc. ("MediQual") and Cardinal Health, Inc. ("Cardinal"), that it is hereby surrendering the warrant (the "Warrant") to purchase common stock, $.01 par value, of MediQual ("MediQual Stock") attached to this Contingent Agreement to Exchange Warrant and Waiver to MediQual and Cardinal to be exchanged, simultaneously with and contingent upon, the closing of the proposed merger (the "Merger") of MediQual and a wholly-owned subsidiary of Cardinal ("Subcorp") as contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of July 7, 1997, as amended, by and among MediQual, Cardinal and Subcorp (the "Merger Agreement"), for a warrant (the "Exchange Warrant") to purchase that number of common shares, without par value, of Cardinal ("Cardinal Common Shares") which would be issuable in the Merger in exchange for the shares of MediQual Stock otherwise issuable upon exercise of the Warrant, and (ii) waives the undersigned's rights under Section 9(b) of the Warrant to receive notice of the record date of the meeting of the stockholders of MediQual at which the Merger will be considered. The undersigned acknowledges that the form of the Exchange Warrant will not be identical to the form of the Warrant in that, among other things, the Exchange Warrant will only be exercisable after the effective time of the Merger to the extent that the shares issuable upon exercise of the Exchange Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or Cardinal is delivered an opinion of counsel satisfactory to Cardinal that the issuance of Cardinal Common Shares upon the exercise of the Exchange Warrant is not in violation of the registration requirements of the Securities Act or any applicable state securities law. The aggregate exercise price for all Cardinal Common Shares issuable upon exercise of the Exchange Warrant shall be the same as the aggregate exercise price for all shares of MediQual Stock issuable upon exercise of the Warrant, and the per share exercise price shall be adjusted accordingly. MediQual shall hold the Warrant and this Agreement pending the closing of the Merger. In the event that the Merger does not close on or prior to March 31, 1998, this Contingent Agreement to Exchange Warrant and Waiver shall be deemed null and void and the Warrant shall be promptly returned to the Warrant Holder.


        Simultaneously with, or promptly after, the closing of the Merger, Cardinal shall issue in the name of the Warrant Holder listed below a warrant certificate or certificates, and shall send such Exchange Warrant to the Warrant Holder at the address listed below:

Name:
                            -------------------------------
Address:
                            -------------------------------
Signature*:
                            -------------------------------
Social Security No.:
                            -------------------------------
Date:
                            -------------------------------

*Note: The above signature should correspond exactly with the name(s) on the first page of the Warrant.

Agreed and accepted:

CARDINAL HEALTH, INC.                              MEDIQUAL SYSTEMS, INC.

By:                                                By:
   ---------------------                              ----------------------

Title:                                             Title: